UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  June 3, 2014

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

__________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                                Other Events.

AT&T Inc. (“AT&T”, “we” or “the Company”) provides updated information regarding further clarifications and key facts to the proposed acquisition of DIRECTV.

1.	Can you provide any additional detail around your cost synergies?

AT&T expects cost synergies to exceed $1.6 billion annual run-rate by three years after closing.  These savings will begin in the first year after closing, ramp up over four years and grow with the addition of video subscribers thereafter.  It is anticipated that at least 40% of these total synergies will be realized by year two after closing.  These synergies are conservative and derived from items such as programming cost reductions, operational efficiencies and reductions in redundant broadcast infrastructure.  Programming cost reductions are the most significant part of the expected cost synergies.  At this time, AT&T’s U-verse content costs represent approximately 60% of its subscriber video revenues.  With the scale this transaction provides, we estimate AT&T’s U-verse content costs after the completion of the transaction will be reduced by approximately 20% or more as compared with our forecasted standalone content costs.

2.	What incremental bundling opportunities exist with the combined companies?

U.S. consumers prefer to purchase pay TV service in a bundle with broadband connections and access video programming anywhere on any device, making mobile service a desirable part of the bundle.  Today, DIRECTV has service available to 115 million households, but it lacks an integrated broadband service to bundle with its video product.

This transaction is a clear combination of complementary assets and capabilities that creates a strong consumer bundle which will also drive improvements in customer retention.  With this deal, the combined company would be able to offer:
•	A pay TV, broadband and mobile service bundle to at least 70 million customer locations.
•	A pay TV and wireless service bundle to approximately another 45 million U.S. customer locations.

    For AT&T, the transaction will result in a better bundling opportunity in three areas:
•	DIRECTV gives AT&T the ability to bundle all its Project VIP footprint with video and broadband – 24 million more locations than originally planned.
•
The economics of this transaction will allow the combined company to upgrade 2 million additional locations to high speed broadband with Gigapower FTTP (fiber to the premise) and expand our high speed broadband footprint to an additional 13 million locations where AT&T will be able to offer a pay TV and high speed broadband bundle.

•
The deal provides significantly greater scale in video, affording us the ability to offer programmers better value and therefore the opportunity for us to obtain correspondingly better per subscriber content costs.  We will be able to have a more competitive bundle of pay TV and high speed broadband for our customer locations where our current plans give us the double-play bundling opportunity today.

When you put it all together, we’ll be able to offer consumers greater value and convenience through: competitive bundles of pay TV, high speed broadband and wireless services to at least 70 million U.S. customer locations. Additionally, we will have competitive bundles of pay TV and wireless service for approximately another 45 million U.S. customer locations.

3.	What are the details around any revenue synergies that you have evaluated?

The Company expects significant revenue-related synergies that are not currently factored in the $1.6 billion cost synergies.  These revenue opportunities are in the areas of bundling, video content to multiple screens, cross selling and advertising.

Today, 97% of AT&T customers bundle their pay TV service with other AT&T services.  Cable providers have 75% or more of their subscribers on a bundle of video and broadband.  AT&T sees the opportunity to gain new customers through the effective bundling of video, high speed broadband and wireless services to at least 70 million locations. There’s also a revenue opportunity by being able to offer competitive bundles of pay TV and wireless service to approximately another 45 million U.S. customer locations. Bundling also allows subscribers to integrate traditional linear video with on-demand and OTT services in ways that create a richer, more flexible and increasingly ubiquitous video experience across multiple screens.

Also, AT&T will be able to use its 2,000 plus company owned stores and the approximate 10,000 retail locations of the combined companies’ authorized agents to sell these new bundled services. Currently, about 50% of AT&T retail stores do not sell a pay TV product.

The company also sees an opportunity to work with content owners to develop and market unique and exclusive multi-screen content offerings to customers covered by AT&T’s 4G LTE mobility network serving nearly 290 million people and its high-speed broadband network serving 70 million customers locations.  Additionally, the company sees a measurable opportunity in advertising revenues through better customization of ads for more end users.

4.	Are there additional revenue synergies that you believe you can achieve from the business marketplace?

There are numerous opportunities to achieve revenue synergies in the business marketplace.  AT&T will be able to offer a compelling video service to the hospitality industry (hotels, restaurants and bars), real estate managers/developers and other commercial locations that includes DIRECTV video service bundled with a broad array of other AT&T services.  This transaction dramatically expands AT&T’s ability to serve these business markets.

5.	What opportunities do you see from DIRECTV’s Latin American assets?

DIRECTV’s business in Latin America offers unique opportunities for new revenues and growth.  DIRECTV has spectrum covering 43 million homes in Brazil, Colombia, Peru and Argentina with which it is expanding its offering of fixed wireless local loop broadband service.  When combined with AT&T’s scale and expertise in wireless data and broadband services, the Company will be able to offer video and broadband bundles to customers in these fast-growing, under-penetrated areas.

6.	How competitive will the deployment of your fixed wireless broadband service be?

Today, many Americans in rural areas lack access to a high speed broadband service or have access to only one provider. With the cost synergies and increased revenue from this transaction, AT&T will expand its high speed broadband build to offer a competitive bundle of high speed fixed wireless broadband and satellite video service.  We expect fixed wireless broadband to provide speeds of 10 -15 Mbps during peak periods with even higher maximum speeds during off peak times.

7.	Why do you believe that this transaction will be approved by regulators?

First and foremost, the deal offers tremendous consumer benefits.  DIRECTV is a premier video product that is available throughout the United States. The combined company will have the ability to offer customers the option of bundling the DIRECTV experience with integrated AT&T offers: mobile, broadband or any number of other products.  The ability to bundle a high-quality video product with other services outside of our current U-verse TV footprint creates a unique new competitor giving customers what they want -- an integrated bundle of video, broadband, mobility and other services.  It also gives the new merged entity the economic case to significantly increase investment in broadband infrastructure.   Together, these improved dynamics allow us to commit to expand or upgrade our broadband services to 15 million customer locations within four years after the deal closes. This will consist of an expansion of 13 million additional high-speed broadband locations and an upgrade of 2 million additional locations to high speed broadband with Gigapower FTTP (fiber to the premise).  Additionally, many of these locations are in rural areas with few, if any, high-speed broadband choices today.

Second, the assets of DIRECTV and AT&T complement each other, with limited competitive overlap.  AT&T is a leading broadband company, and in some areas, we bundle broadband with our U-verse video product.  DIRECTV, on the other hand, offers a nationwide, best-in-class video experience, but it does not offer its own broadband product.  By combining these assets, AT&T will be well positioned to offer customers better bundled options than either company could provide on their own.  This is especially true when you add in the strength of our wireless network.  Given our limited competitive overlap, and the significant consumer benefits, we are confident that the regulators will approve this combination.

Cautionary Language Concerning Forward-Looking Statements

Information set forth in this communication, including financial estimates and statements as to the expected timing, completion and effects of the proposed merger between AT&T and DIRECTV, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such estimates and statements include, but are not limited to, statements about the benefits of the merger, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of AT&T and DIRECTV and are subject to significant risks and uncertainties outside of our control.

Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the risk that DIRECTV stockholders may not adopt the merger agreement, (3) the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated, (4) risks that any of the closing conditions to the proposed merger may not be satisfied in a timely manner, (5) risks related to disruption of management time from ongoing business operations due to the proposed merger, (6) failure to realize the benefits expected from the proposed merger and (7) the effect of the announcement of the proposed merger on the ability of DIRECTV and AT&T to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally. Discussions of additional risks and uncertainties are contained in AT&T’s and DIRECTV’s filings with the Securities and Exchange Commission. Neither AT&T nor DIRECTV is under any obligation, and each expressly disclaim any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise.  Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  This communication may be deemed to be solicitation material in respect of the proposed merger between AT&T and DIRECTV.  In connection with the proposed merger, AT&T intends to file a registration statement on Form S-4, containing a proxy statement/prospectus with the Securities and Exchange Commission (“SEC”).  STOCKHOLDERS OF DIRECTV ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  Investors and security holders will be able to obtain copies of the proxy statement/prospectus as well as other filings containing information about AT&T and DIRECTV, without charge, at the SEC’s website at http://www.sec.gov.  Copies of documents filed with the SEC by AT&T will be made available free of charge on AT&T’s investor relations website at http://www.att.com/investor.relations. Copies of documents filed with the SEC by DIRECTV will be made available free of charge on DIRECTV’s investor relations website at http://investor.directv.com.

Participants in Solicitation

AT&T and its directors and executive officers, and DIRECTV and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of DIRECTV common stock in respect of the proposed merger. Information about the directors and executive officers of AT&T is set forth in the proxy statement for AT&T’s 2014 Annual Meeting of Stockholders, which was filed with the SEC on March 11, 2014. Information about the directors and executive officers of DIRECTV is set forth in the proxy statement for DIRECTV’s 2014 Annual Meeting of Stockholders, which was filed with the SEC on March 20, 2014. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement/prospectus regarding the proposed merger when it becomes available.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: June 3, 2014	By: /s/ John J. Stephens John J. Stephens Senior Executive Vice President and Chief Financial Officer